KRAMER LEVIN NAFTALIS & FRANKEL LLP

August 30, 2006

E.I.I. Realty Securities Trust
717 Fifth Avenue, 10th Floor
New York, New York 10022

Re: E.I.I. Realty Securities Trust
File No. 333-45959

Dear Gentlemen:

We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 11 to the Registration Statement No. 333-45959 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

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